THIS AGREEMENT is made the 3rd day of June, 2013.

BETWEEN:

Joshua Gold Resources Inc., of #121, 99 Bronte Rd., Oakville, ON L6L 3B7

 (the "Purchaser")

AND Between:

Midnight Capital Corp., of #708, 99 Bronte Rd., Oakville, ON, L6L 3B7  ( the “Vendor")

WHEREAS:

A.

The Vendor is the beneficial and registered owner of the mineral interests described and illustrated in Schedule "A" attached hereto (the "Property"), located in the Province of Ontario;

B.

The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase the Property in accordance with the terms and conditions hereinafter set forth

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of CDN $1  and 500,000 (five hundred thousand) common shares of Joshua Gold Resources Inc, (the “Shares”), and for other good and valuable consideration, the sufficiency whereof the Vendor hereby acknowledges, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Representations And Warranties Of The Vendor

1.1

The Vendor hereby represents and warrants to the Purchaser as follows:

a.)

It is, and at the time of transfer to the Purchaser will be, the beneficial owner(s) of a 100% undivided interest in and to the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any thereof;

b.)

to the best of the Vendor's knowledge, information and belief, the Property, as described in Schedule "A", is owned by the Vendor free and clear of all liens, charges and encumbrances;

c.)

there is no adverse claim or challenge to the ownership of or title to the Property nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase his interest in the Property or any portion thereof, save for the provisions of Royalties as outlined herein;

d.)

     The Vendor is the sole beneficial owner of the Property;

e.)

the mineral claims comprising the Property have been properly staked and recorded and are in good standing in the mining division in which they were recorded; and

f.)

neither the Vendor nor, to the best of their knowledge, any predecessor in interest or title of the Vendor to the Property has done anything whereby the Property may be encumbered.

1.

The representations and warranties contained in subsection 1.1 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser, in whole or in part, at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

Acquisition Of The Property

2.1 The Vendor, subject to the terms hereof, hereby agrees to sell to the Purchaser and to transfer to the Purchaser, a 100% undivided interest in and to the Property free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto. If the Purchaser should notify the Vendor in writing of any claims or burdens against the Property then, after ascertaining the validity thereof, the Vendor shall, within a reasonable period of time after notification thereof by the Purchaser, attend to the discharge of such claims at his or their own expense, or will indemnify the Purchaser against the same and will provide such security as may reasonably be requested by the Purchaser to secure such indemnity.

2.2

The Purchaser agrees to purchase the Property and pay the sum of CDN $1 and 500,000 (five hundred thousand) shares of Joshua Gold Resources Inc., the sufficiency of which the Vendor hereby acknowledges.

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Registration And Transfer Of Property

3.1

Concurrently with the execution of this Agreement, the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe, holding and marketable title to 100% of the Property.

4.  Royalty

4.1 No Royalties shall be payable.

5. Transfers

5.1

The Purchaser may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property.

6. Notice

6.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

6.2

 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

7. General

7.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

7.2 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

7.3 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

7.4 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or

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7.5 This Agreement may be subject to the approval of the appropriate regulatory authorities and the parties agree to use such reasonable amendments as may be required by those authorities.

7.6 This Agreement shall be construed in accordance with the laws in force from time to time in the Province of Ontario.

7.7 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Vendor have hereunto set their hand, and an authorized signatory of the Purchaser has hereunto signed this Agreement, as of the day and year first above written.

Signed:

/s/ Scott Keevil

     /s/ Benjamin Ward

Name: Scott Keevil

     Name: Benjamin Ward

ASO: Midnight Capital Corp.

     President: Joshua Gold Resources Inc.

Witnessed by:  /s/ Nathalie Pignatiello

Name: Nathalie Pignatiello

"THE PROPERTY"

THIS IS SCHEDULE "A" to the Mineral Property Acquisition Agreement made as of the 3rd day of June, 2013.

Claim Number	Registered owner (s)	Township
4248758	2214098 Ontario Ltd.	Neville
4250018	2214098 Ontario Ltd.	Neville
4256049	2214098 Ontario Ltd.	Neville
4270941	2214098 Ontario Ltd.	Neville
4249342	2214098 Ontario Ltd.	St. Louis
4250019	2214098 Ontario Ltd.	St. Louis